Exhibit 99.3

PROXY

HOWARD BANCORP, INC.

6011 UNIVERSITY BLVD., SUITE 370

ELLICOTT CITY, MARYLAND 21043

(410) 750-0020

SPECIAL MEETING OF STOCKHOLDERS

, 2017

PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Mary Ann Scully and George C. Coffman as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Howard Bancorp, Inc. (“Howard”), which the undersigned is entitled to vote at the special meeting of stockholders to be held on , 2017, at , local time at , located at , or any adjournment thereof.

This proxy is solicited on behalf of our board of directors and will be voted in accordance with the undersigned’s instructions set forth herein. If no instruction is given, this proxy will be voted FOR each of Proposals 1, 2 and 3.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1, 2 AND 3:

PROPOSAL 1 – To approve the issuance of up to 9,143,230 shares of Howard common stock in connection with the Agreement and Plan of Reorganization, dated as of August 14, 2017, as amended by Amendment No. 1 on November [9], 2017, by and between Howard, Howard Bank and First Mariner, pursuant to which First Mariner will merge with and into Howard Bank, with Howard Bank continuing as the surviving bank of the merger and a wholly owned subsidiary of Howard (the “Share Issuance Proposal”);

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

PROPOSAL 2 – To approve the Howard Bancorp, Inc. 2017 Employee Stock Purchase Plan (the “ESPP Proposal”).

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

PROPOSAL 3 – To approve the adjournment of the Howard special meeting, if necessary, to solicit additional proxies in favor of the approval of the Shares Issuance Proposal.

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

PLEASE SIGN BELOW AND RETURN IN THE ENCLOSED STAMPED ENVELOPE.

THIS IS THE ONLY DOCUMENT YOU NEED TO RETURN AT THIS TIME.

Date:
Print Stockholder Name

Signature of Stockholder(s)

Date:
Print Joint Stockholder Name

Signature of Joint Stockholder(s)

Instructions for Signatures:

When shares are held jointly, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or in an entity capacity, please give full title. If more than one trustee, all should sign.